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                    CERTIFICATE OF AMENDMENT
                             OF THE
                    ORGANIZATION CERTIFICATE
                               OF
              GENERAL ELECTRIC CAPITAL CORPORATION
             UNDER SECTION 8005 OF THE BANKING LAW

           We,  the undersigned, Jeffrey S. Werner and Nancy
E. Barton, being respectively the Senior Vice President - Corporate Treasury and Global Funding Operation and the Secretary of General Electric Capital Corporation, do hereby certify and set forth:

           1.    The  name  of this corporation  is  General
     Electric Capital Corporation. The name under which the corporation was formed was General Electric Credit
     Corporation.

           2. The Organization Certificate of General Electric Capital Corporation was filed by the Superintendent of Banks of the State of New York on the 6th day of October, 1943, and in the office of the Clerk of New York County on the 21st day of October, 1943. A Restated Organization Certificate was filed by the Superintendent of Banks of the State of New York on the 28th day of November, 1988 (hereinafter the "Restated Organization Certificate"). Certificates of Amendment of the Organization Certificate were filed by the Superintendent of Banks of the State of New York on the 21st day of December, 1988, the 22nd day of December, 1989, the 28th day of September, 1990, the 18th day of October, 1990, the 14th day of November, 1990, the 6th day of December, 1990, the 21st day of April, 1995, the 11th day of May, 1995, the 28th day of June, 1995, the 17th day of July, 1995, the 1st day of November, 1995, the 27th day of September, 1996, the 9th day of December, 1997 and the 19th day of December, 1997 (hereinafter the "Certificates of Amendment"). The Restated Organization Certificate as amended by such Certificates of Amendment is hereinafter referred to as the "Organization Certificate."

           3. Paragraph A of Section Twenty Three of subparagraph (c) of Paragraph Third of the Organization Certificate, which Paragraph Third relates to the amount of capital stock of this corporation, is amended so as to decrease the authorized number of shares of Variable Cumulative Preferred Stock, Series EE from 575 to 500, Variable Cumulative Preferred Stock, Series FF from 575 to 500, Variable Cumulative Preferred Stock, Series GG from 745 to 650 and Variable Cumulative Preferred Stock, Series HH from 745 to 650. The shares of Variable Cumulative Preferred Stock so eliminated from the Series EE Shares, the Series FF Shares, the Series GG Shares and the Series HH Shares are restored to the status of authorized and unissued shares of Variable Cumulative Preferred Stock of this corporation without designation. After such decrease Paragraph A will read as follows:

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                              "SECTION     TWENTY     THREE:
                              Variable  Cumulative Preferred
                              Stock,   Series  EE;  Variable
                              Cumulative  Preferred   Stock,
                              Series FF; Variable Cumulative
                              Preferred  Stock,  Series  GG;
                              and     Variable    Cumulative
                              Preferred Stock, Series HH.


          A.   Designation.

                          The authorized number of shares of
               stock designated as the "Variable Cumulative Preferred Stock, Series EE" (the "Series EE Shares") is 500 shares, "Variable Cumulative Preferred Stock, Series FF" (the "Series FF Shares") is 500 shares, the "Variable Cumulative Preferred Stock, Series GG" (the "Series GG Shares") is 650 shares, and the "Variable Cumulative Preferred Stock, Series HH" (the "Series HH Shares") is 650 shares."


                4.    The  foregoing amendment of  Paragraph
     Third of the Organization Certificate was authorized by a resolution of the Securities and Borrowing Committee of the Board of Directors adopted at a meeting duly called and held on December 18, 1997, such resolution having been adopted pursuant to authority granted to such Committee of the Board of Directors in the Organization Certificate referred to in paragraph 2 which was authorized by resolutions of the Board of Directors and by consent of the sole common stockholder of the corporation.

           IN WITNESS WHEREOF, this Certificate has been signed this 11th day of February, 1998.


                              /s/ Jeffrey S. Werner
                              -----------------------
                              Jeffrey S. Werner
                              Senior   Vice  President   -
                              Corporate Treasury
                              and Global Funding Operation



                              /s/ Nancy E. Barton
                              ------------------------------
                              Nancy E. Barton
                              Secretary

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STATE OF CONNECTICUT)
                         :    ss.:
COUNTY OF FAIRFIELD )



Jeffrey S. Werner and Nancy E. Barton, each being duly sworn, respectively deposes and says: that the said Jeffrey
S. Werner is the Senior Vice President-Corporate Treasury and Global Funding Operation and that the said Nancy E. Barton is the Secretary of General Electric Capital Corporation, the corporation executing the foregoing instrument; that each of them has read the same and that the statements contained therein are true and they have been authorized to execute and file the foregoing Certificate of Amendment by resolution of the Securities and Borrowing
Committee of the Board of Directors adopted at a meeting duly called and held on the 18th day of December, 1997.



                              /s/ Jeffrey S. Werner
                              ------------------------------
                              Jeffrey S. Werner
                              Senior   Vice  President   -
                              Corporate Treasury
                              and Global Funding Operation


                              /s/ Nancy E. Barton
                              ------------------------------
                              Nancy E. Barton
                              Secretary


Subscribed and sworn to
before me this 11th day of
February, 1998


/s/ Joyce M. Gindra
--------------------------------
Notary Public




p:/gjgshare/ps-ee/cofared.doc